Exhibit 10.45

CARPARTS.COM, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) is entered into effective as of               by and between Michael Huffaker (“Executive”) and CarParts.com, Inc. (the “Company,” and together with Executive, the “Parties”).

WHEREAS, the Parties entered into an employment agreement dated December 5, 2022 (the “Employment Agreement”) and desire to make the amendments to the Employment Agreement as set forth in this Amendment.

1.The fifth sentence of Section 4.B. of the Employment Agreement, titled “Other Equity Compensation,” is hereby amended and restated in its entirety as follows:

“The vesting of all stock options, restricted stock unit awards (“RSUs”) and other equity compensation awards (both time-based vesting and performance-based vesting at target level) granted to Executive that are assumed, substituted or otherwise continued as part of a Change in Control (as defined in the Company's 2016 Equity Incentive Plan (the “Plan”) and are outstanding on the date of Executive's termination or resignation shall accelerate in full in the event that the Executive's employment is terminated without Cause (as defined herein) or Executive resigns for Good Reason (as defined herein), in either case, within the period beginning three months before, and ending twelve months following, the Change in Control (each, a “Change in Control Termination”).”

2.The seventh sentence of Section 4.B. of the Employment Agreement, titled “Other Equity Compensation” is hereby amended and restated in its entirety as follows:

“The provisions of this Section 4B of this Agreement shall govern the acceleration of Executive's stock options, RSUs and other equity compensation awards in the event of a Change in Control Termination and the period for which Executive's stock options remain exercisable following Executive's termination or resignation for any reason and shall supersede any provisions to the contrary in any other agreement.”

3.Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

4.Entire Agreement. This Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, respectively. This Amendment may be amended at any time only by mutual written agreement of the Parties.

5.Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6.Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, effective as of the date set forth above.

CARPARTS.COM, INC.	EXECUTIVE

By:

Date:	Date: